United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2026
RCI HOSPITALITY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10737 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)
(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
On May 20, 2026, RCI Hospitality Holdings, Inc. (“we,” “us” and the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that we are not in compliance with Listing Rule 5250(c)(1) because we have not yet filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Form 10-Q”).
Under the Nasdaq Listing Rules, we have until July 20, 2026 to submit a plan to Nasdaq as to how we plan to regain compliance with Nasdaq’s continued listing requirements. Although we intend to regain compliance by filing our Form 10-Q as soon as practicable, if we are unable to file our Form 10-Q by July 20, 2026, we will submit a compliance plan on or prior to that date. If Nasdaq accepts our plan, Nasdaq can grant an exception of up to 180 calendar days from the filing’s due date, or until November 16, 2026, to regain compliance. We may regain compliance at any time during this 180-day period upon filing with the SEC our Form 10-Q, as well as all subsequent required periodic financial reports that are due within that period. If Nasdaq does not accept our plan, we will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.
The Nasdaq notification letter has no immediate effect on the listing of our common stock on the Nasdaq Global Market.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press release of RCI Hospitality Holdings, Inc. dated May 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: May 22, 2026	By:	/s/ Travis Reese
Travis Reese
Interim President and Chief Executive Officer
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